UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 4, 2015

CELLULAR BIOMEDICINE GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36498	86-1032927
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

530 University Avenue, #17 Palo Alto, California	94301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:     (650) 566-5064

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02       Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 4, 2015, Cellular Biomedicine Group, Inc. (the “Company”) appointed Yihong Yao, Ph.D, B.S. as the Company’s Chief Scientific Officer.

Dr. Yao brings nearly twenty years of experience in the life sciences industry and academia with strong expertise in clinical biomarker discovery and development, strategy and personalized medicine. From 2005 until his appointment as Chief Scientific Officer, Mr. Yao served in various senior scientific positions at MedImmune, including most recently as director and head of pharmacogenomics and bioinformatics in the department of Translational Sciences from 2011 to July 2015. From 2001 to 2005, Mr. Yao served as Senior Scientist, Translational Science at Abbott Bioresearch Center. He holds a bachelor’s degree in Biochemistry from Fudan University, Shanghai, China, a master’s degree in Bioinformatics from Boston University, and a PhD in Molecular Biology and Biochemistry from the University of Kansas, and he was a postdoctoral fellow at Johns Hopkins University School of Medicine.

In connection with Mr. Yao’s appointment, the Company entered into an agreement with Mr. Yao, pursuant to which Mr. Yao will receive an annual base salary of $250,000.  Additionally, Mr. Yao shall receive 25,000 restricted stock units (“RSUs”) and 25,000 options (“Options”) to purchase common stock. The RSUs and Options vest over a period of three years, with the first set of securities to vest on May 18, 2016, with 30% to vest in the first installment, 30% to vest in the second installment and 40% to vest in the final installment. The Options were issued pursuant to the Company’s 2014 Stock Incentive Plan.

The term of the agreement is effective as of August 4, 2015 for a period of three years, with a six-month probation period. After the initial probation period, either party may terminate the agreement with at least 3 months’ prior written notice, except that the Company may terminate for cause upon three days written notice and a minimum 14 day cure period.

A copy of the agreement with Mr. Yao is filed as Exhibit 99.1 hereto and is incorporated herein by reference. A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01.      Financial Statements and Exhibits.

(d)           Exhibits

99.1           Agreement dated as of August 4, 2015 by and between the Registrant and Yihong Yao.
99.2           Press Release, dated August 10, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cellular Biomedicine Group, Inc.

Date: August 17, 2015	By:	/s/ Bizuo (Tony) Liu
Bizuo (Tony) Liu Chief Financial Officer